Exhibit 5.1

[Lord Bissell & Brook Letterhead]

May 27, 2004

Kingsway America Inc.

150 Northwest Point Boulevard

Sixth Floor

Elk Grove Village, Illinois 60007

Kingsway Financial Services Inc.

5310 Explorer Drive, Suite 200

Mississauga, Ontario

L4W 5HB CANADA

Ladies and Gentlemen:

We have acted as special counsel to Kingsway America Inc., a Delaware corporation (the “Company”), and as special U.S. counsel to Kingsway Financial Services Inc., an Ontario corporation (the “Guarantor”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) for the registration of (i) up to US$125,000,000 of 7.50% Senior Notes due 2014 (the “Exchange Notes”) by the Company and (ii) the guarantee by the Guarantor of the full and punctual payment when due of the principal of, premiums, if any, interest and any other amounts with respect to the Exchange Notes, such guarantee being set forth in Article X of the Indenture defined below (the “Guarantee”). The Registration Statement relates to the offer to exchange (the “Exchange Offer”) up to US$125,000,000 of the Company’s Exchange Notes for a like amount of its outstanding 7.50% Senior Notes due 2014 (the “Original Notes”). The Exchange Notes are to be issued pursuant to an Indenture, dated as of January 28, 2004 (the “Indenture”), between the Company, the Guarantor and BNY Midwest Trust Company, as trustee (the “Trustee”).

May 27, 2004

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. With respect to each document to which the Guarantor is a party, we have assumed that the Guarantor has all requisite power and authority to authorize, execute, deliver and perform its obligations under each such document, and that each such document has been duly executed and delivered by the Guarantor. In addition, with respect to documents to which parties other than the Company or the Guarantor are a party, we have assumed that each such other party has all requisite power and authority to authorize, execute, deliver and perform its respective obligations under each such document to which it is a party, that each such document has been duly executed and delivered by all parties thereto (other than the Company or the Guarantor) and is valid and binding on, and enforceable in accordance with its terms against, the parties thereto (other than the Company or the Guarantor).

In such capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement, the Indenture (including the Guarantee), the Original Notes and a form of the Exchange Notes.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, and having such due regard for such legal considerations as we deem relevant, we are of the opinion that as of the date hereof:

(i) The Company is validly existing and in good standing as a corporation under the laws of Delaware.

(ii) The Exchange Notes have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated by the Trustee and delivered by or on behalf of the Company in accordance with the provisions of the Indenture against the due tender and delivery to the Trustee of Original Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes in accordance with the terms and conditions of the Exchange Offer as described in the Registration Statement and Letter of Transmittal included as an exhibit thereto, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(iii) Assuming the Indenture (including the Guarantee) has been duly authorized, executed and delivered by the Guarantor, upon the execution, authentication and delivery of the Exchange Notes as described in paragraph (ii) above, the Guarantee with respect to the Exchange Notes will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(iv) The statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” (insofar as they relate to provisions of United States federal tax laws therein

May 27, 2004

described, and subject to the limitations set forth therein) constitute our opinions and are accurate in all material respects.

The opinions rendered in paragraphs (ii) and (iii) above relating to the enforceability of the Exchange Notes and the Guarantee are, in each case, subject to the following: (i) such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors’ rights generally and (ii) such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

We assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Our opinions on the enforceability of certain documents are limited by the fact that certain rights, remedies, waivers and other provisions contained therein may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under then existing conditions, but such laws and decisions do not in our opinion render such documents invalid as a whole or leave the parties thereto without remedies for a realization of the principal benefits purported to be provided thereby.

The law covered by the opinions expressed herein is limited to the federal laws of the United States of America, the State of Illinois, the State of New York and the General Corporation Law of the State of Delaware. Further, we are not experts on, and are not qualified to render opinions on, the laws of Canada or any province or territory thereof, and accordingly advise you that no opinion is rendered herein regarding the laws of Canada, including the enforceability of any document to the extent that the laws of Canada or any province or territory thereof may limit or restrict the enforceability thereof.

This opinion is limited to the present laws and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion should present laws be changed by legislative action, judicial decision or otherwise. We shall have no, and hereby disclaim any, continuing obligations to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof. This opinion is limited to the matters set forth herein and no opinion may be inferred or implied beyond the matters expressly contained herein.

May 27, 2004

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the section entitled “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Lord, Bissell & Brook LLP